UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 21, 2022

Superior Group of Companies, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code:  (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 21, 2022, the management and the Audit Committee of the Board of Directors of Superior Group of Companies, Inc. (the “Company”) concluded that, due to a failure to reverse deferred tax liabilities associated with the termination of the Company’s two qualified defined benefit pension plans in the second quarter 2021, the Company's previously issued unaudited interim financial statements (collectively “financial statements,” and individually “statements of comprehensive income,” “balance sheets,” “statements of shareholders’ equity,” and “statements of cash flows”) as of and for the three and six months ended June 30, 2021 included in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on July 28, 2021 (the “Second Quarter 10-Q”) and as of and for the nine months ended September 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2021 (the “Third Quarter 10-Q”) should no longer be relied upon.

Specifically, management and the Audit Committee concluded that deferred tax liabilities on the Company’s balance sheet related to previous contributions to the pension plans in excess of book expense recognized should have been reversed when the Company recognized the $6.9 million pension termination charge in the second quarter 2021. The impact of this reversal on the Company’s:

●	statements of comprehensive income for the three and six months ended June 30, 2021 and nine months ended September 30, 2021 is an additional tax benefit of approximately $1.8 million, and

●	balance sheet as of June 30, 2021 and September 30, 2021 is an increase in deferred tax assets of approximately $0.4 million and a decrease in deferred tax liabilities of approximately $1.4 million.

With corresponding impacts on the statements of cash flows and statements of shareholders’ equity. Each of these adjustments is a non-cash item.

The Company intends to restate its historical financial results as soon as possible for the affected periods in an amendment to its Second Quarter 10-Q and an amendment to its Third Quarter 10-Q.

The Company’s management has concluded that in light of the error described above, a material weakness existed in the Company’s internal control over financial reporting related to accounting for income taxes as of June 30 and September 30, 2021, and that the Company’s disclosure controls and procedures were not effective as of such dates. The Company’s remediation plan with respect to such material weakness will be described in more detail in the amendments to the Second Quarter 10-Q and Third Quarter 10-Q.

The Company's Audit Committee discussed the matters described in this Item 4.02 with Mayer Hoffman McCann P.C., the Company's independent registered public accounting firm.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
Chief Operating Officer and Chief Financial Officer

Date: March 23, 2022